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                                                                 EXHIBIT 10.11A

                                AMENDMENT 1997-1

                                  FURON COMPANY

              1993 NON-EMPLOYEE DIRECTORS' STOCK COMPENSATION PLAN





          WHEREAS, Furon Company (the "Company") maintains the Furon Company 1993 Non-Employee Directors' Stock Compensation Plan (the "Plan"); and

          WHEREAS, the Company has the right to amend the Plan, and the Company desires to amend the Plan to reflect recent resolutions adopted by the Board of Directors.

          NOW, THEREFORE, the Plan is hereby amended, effective immediately, as follows:

          1. Section 2.5 of the Plan is hereby amended in its entirety to read as follows:

          "2.5 'Change in Control' shall mean any of the following:

                    (a) The dissolution or liquidation of the Company;

                    (b) The merger, consolidation, or other reorganization of the Company with or into one or more entities which are not 'Subsidiaries' (as defined below), as a result of which 50% or less of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former shareholders of the Company;

                    (c) The sale or transfer of substantially all of the Company's business and/or assets to a person or entity which is not a Subsidiary;





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                    (d) any 'person', alone or together with all 'affiliates'
          and 'associates' of such person is or becomes (1) an 'Acquiring Person' as defined in the Rights Agreement, originally dated as of March 21, 1989, by and between the Company and The Bank of New York, successor Rights Agent, or (2) the 'beneficial owner' of 20% or more of the outstanding voting securities of the Company (the terms 'person', 'affiliates', 'associates' and 'beneficial owner' are used as such terms are used in the Securities Exchange Act of 1934 and the General Rules and Regulations thereunder); provided, however, that a 'Change in Control' shall not be deemed to have occurred if such 'person' is the Company, any Subsidiary or any employee benefit plan or employee stock plan of the Company or of any Subsidiary, or any trust or other entity organized, established or holding shares of such voting securities by, for or pursuant to, the terms of any such plan; or

                    (e) individuals who at the beginning of any period of two consecutive calendar years constitute the Board of Directors cease for any reason, during such period, to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new member of the Board of Directors was approved by a vote of at least three-quarters of the members of the Board of Directors then still in office who were members of the Board of Directors at the beginning of such period.

                    'Subsidiary' shall mean any corporation or other entity of which more than 50% of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. If the approval of the shareholders of the





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          Company for any of the occurrences set forth in subsections (a)
          through (e) is obtained prior to such occurrence, then such shareholder approval shall constitute the Event."